Exhibit 99.1

Citrix Reports Third Quarter Financial Results

Quarterly Revenue of $401 million

GAAP Diluted Earnings Per Share of $0.29

Non-GAAP Diluted Earnings Per Share of $0.43

FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--October 21, 2009--Citrix Systems, Inc. (Nasdaq:CTXS) today reported financial results for the third quarter of fiscal 2009 ended September 30, 2009.

FINANCIAL RESULTS

In the third quarter of fiscal 2009, Citrix achieved revenue of $401 million, compared to $399 million in the third quarter of fiscal 2008.

GAAP Results

Net income for the third quarter of fiscal 2009 was $53 million, or $0.29 per diluted share, compared to $49 million, or $0.26 per diluted share, for the third quarter of 2008.

Non-GAAP Results

Non-GAAP net income in the third quarter of fiscal 2009 and 2008 was $80 million, or $0.43 per diluted share. Non-GAAP net income for both periods excludes the effects of amortization of intangible assets primarily related to business combinations and stock-based compensation expense and the tax effects related to those items. In addition, non-GAAP net income for the third quarter of 2009 excludes charges recorded in connection with the restructuring program that the company implemented in January 2009, and the tax effects related to those items.

“I'm pleased with our solid third quarter results," said Mark Templeton, president and chief executive officer for Citrix. “Our sales, product and operational teams executed very well in a tough economic climate to not only post good results, but to strengthen Citrix leadership in the web collaboration, desktop virtualization and datacenter transformation markets.”

Q3 Financial Summary

In reviewing the third quarter results of 2009, compared to the third quarter of 2008:

  Product license revenue decreased 18 percent;
  Revenue from license updates grew 7 percent;
  Online services revenue grew 21 percent;
  Technical services revenue, which is comprised of consulting, education and technical support, grew 20 percent;
  Revenue decreased in the EMEA region by 15 percent; decreased in the Pacific region by 5 percent; and increased in the America’s region by 5 percent;
  Deferred revenue grew to $556 million, compared to $481 million on September 30, 2008;

  GAAP operating margin was 14 percent for the quarter and non-GAAP operating margin was 25 percent for the quarter, excluding the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expense and costs associated with the restructuring program;
  Cash flow from operations was $134 million; and
  The company repurchased 2.1 million shares at an average price of $35.56.

Financial Outlook

Due to the volatility of market conditions in the foreseeable future, it is more likely that the company’s actual results could differ materially from expectations. Similar to the financial outlook we have provided for the last two fiscal quarters, Citrix is continuing to provide less quantitative guidance than it has historically.

Financial Outlook for Fourth Quarter 2009

Citrix management expects to achieve the following results during its fourth fiscal quarter 2009 ending December 31, 2009:

  Net revenue is expected to increase three to four percent compared to the fourth quarter of 2008; and
  Non-GAAP operating margin is expected to increase 50 to 100 basis points compared to the fourth quarter 2008, excluding the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expense, and restructuring charges as well as prior year exclusions of in-process research and development related to business combinations.
  Interest income is expected to be $5 million.

The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Financial Outlook for Fiscal Year 2009

The company’s financial outlook for the full fiscal year 2009 for both net revenue and non-GAAP operating margin remains unchanged.

  The company expects net revenue to increase modestly as compared to 2008; and
  Non-GAAP operating margin is expected to increase by as much as 100 basis points compared to non-GAAP operating margin from the prior year, excluding the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expense, and restructuring charges, as well as prior year exclusions of in process research and development related to business combinations.

The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Preliminary Financial Outlook for Fiscal Year 2010

The company’s preliminary financial outlook for the full fiscal year 2010 is for net revenue to increase between eight and nine percent over full fiscal year 2009, and to continue operational leverage to drive a 75 to 100 basis point expansion in non-GAAP operating margin over the full fiscal year 2009. Non-GAAP operating margin excludes the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expense, and restructuring charges.

The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Company, Product and Alliance Highlights

During the third quarter of 2009, Citrix announced:

  Availability of enhancements to Citrix® XenApp™ 5 including the ability to deliver on-demand applications from virtual machines (VMs) for 100 percent application compatibility, as well as new HDX™ 3D technology, also available in Citrix® XenDesktop®, that provides a high-definition experience for even the most intensive multimedia applications.
  Availability of the Citrix® NetScaler® VPX™ virtual appliance as well as a new Citrix Ready™ Open Networking Program to support it.
  Two new midrange appliances to the Citrix® NetScaler® MPX™ family of application networking systems that offer full enterprise functionality at a lower cost and half the power consumption of competing solutions.
  Xen.org introduced the Xen® Cloud Platform (XCP) initiative to accelerate the adoption of open source, enterprise-class cloud computing infrastructures.
  Downloads and activations of the free Citrix® XenServer™ virtualization platform surged this quarter, now totaling more than 150,000 users for the year – including 20 percent of Fortune 500 companies – in over 50 countries.

Conference Call Information

Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

The conference call may also be accessed by dialing: 888-799-0519 or 706-634-0155, using passcode: CITRIX. A replay of the webcast can be viewed by visiting the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors for approximately 30 days. In addition, an audio replay of the conference call will be available for approximately fifteen days by dialing 800-642-1687 or 706-645-9291 (passcode required: 35203404).

About Citrix

Citrix Systems, Inc. (NASDAQ:CTXS) is a leading provider of virtualization, networking and cloud computing solutions for more than 230,000 organizations worldwide. Its Citrix Delivery Center™, Citrix Cloud Center™ (C3) and Citrix Online product families radically simplify computing for millions of users, delivering desktops and applications as an on-demand service to any user, in any location on any device. Citrix customers include the world’s largest Internet companies, 99 percent of Fortune Global 500 enterprises, and hundreds of thousands of small businesses and prosumers worldwide. Citrix partners with over 10,000 companies worldwide in more than 100 countries. Founded in 1989, annual revenue in 2008 was $1.6 billion.

For Citrix Investors

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by Citrix’s president and chief executive officer, statements contained in the Financial Outlook for Fourth Quarter 2009, Fiscal Year 2009 and Fiscal Year 2010 sections and under the Non-GAAP Financial Measures Reconciliation section, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the impact of the global economy and uncertainty in the IT spending environment, including Citrix's European markets; the success and growth of the company’s product lines, including risks associated with successfully introducing new products into Citrix’s distribution channels, including XenDesktop 4; the company’s product concentration and its ability to develop and commercialize new products and services, including XenDesktop 4 and its other virtualization offerings, while maintaining growth in its core products, especially XenApp; failure to execute Citrix’s sales and marketing plans; failure to successfully partner with key distributors, resellers, OEM’s and strategic partners and the company’s reliance on and the success of those partners for the marketing and distribution of the company’s products; the company’s ability to maintain and expand its business in small sized and large enterprise accounts; the size, timing and recognition of revenue from significant orders; the success of investments in its product groups, foreign operations and vertical and geographic markets; Citrix’s ability to develop server, application and desktop virtualization products, and jointly market those products with Microsoft; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix’s products; failure to further develop and successfully market the technology and products of acquired companies, including the possible failure to achieve or maintain anticipated revenues and profits from acquisitions; the management of anticipated future growth and the recruitment and retention of qualified employees, including those of acquired companies, and any disruptions due to changes in key personnel; risks in effectively controlling operating expenses, including failure to manage unexpected expenses and to achieve anticipated cost savings from Citrix’s cost reduction initiatives; impairment of the value of the company’s investments; the effect of new accounting pronouncements on revenue and expense recognition; litigation, including litigation challenging our intellectual property rights; changes in the company’s pricing and licensing models, including with respect to XenDesktop 4, or policies or those of its competitors; charges in the event of the impairment of assets acquired through business combinations and licenses; competition and other risks associated with the markets for Citrix's Web-based access, collaboration and customer assistance services and for our Web application delivery appliances; unanticipated changes in tax rates or exposure to additional tax liabilities; risks of political and social turmoil; and other risks detailed in the company’s filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Use of Non-GAAP Financial Measures

In Citrix's earnings release, conference call, slide presentation or webcast, Citrix may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release after the condensed consolidated financial statement or can be found on the Investor Relations page of the Citrix corporate Web site at http://www.citrix.com/investors.

Citrix®, XenApp™, XenServer™, XenDesktop®, NetScaler®, MPX™, HDX™, Citrix Essentials™, Citrix Cloud Center™, Citrix Delivery Center™, and Citrix Ready™ are trademarks of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.

CITRIX SYSTEMS, INC. Condensed Consolidated Statements of Income (In thousands, except per share data - unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues:
Product licenses	$129,060	$157,537	$370,652	$457,955
License updates	151,041	141,251	448,573	412,464
Online services	78,878	64,949	226,208	190,621
Technical services	42,063	35,156	117,495	106,617
Total net revenues	401,042	398,893	1,162,928	1,167,657

Cost of net revenues:
Cost of product license revenues	13,191	10,555	36,191	34,477
Cost of services revenues	20,685	19,785	63,440	58,582
Amortization of product related intangible assets	11,542	11,948	35,064	35,517
Total cost of net revenues	45,418	42,288	134,695	128,576
Gross margin	355,624	356,605	1,028,233	1,039,081

Operating expenses:
Research and development	68,865	72,500	215,062	217,995
Sales, marketing and services	168,233	169,072	498,952	504,761
General and administrative	57,254	61,866	175,295	192,570
Amortization of other intangible assets	5,111	5,468	15,268	16,875
Restructuring	61	-	22,827	-
Total operating expenses	299,524	308,906	927,404	932,201

Income from operations	56,100	47,699	100,829	106,880

Other income, net	5,625	3,181	11,863	17,974
Income before income taxes	61,725	50,880	112,692	124,854

Income taxes	8,302	1,731	9,823	6,678
Net income	$53,423	$49,149	$102,869	$118,176

Earnings per common share – diluted	$0.29	$0.26	$0.56	$0.63
Weighted average shares outstanding – diluted	186,334	185,666	184,344	187,866

CITRIX SYSTEMS, INC. Condensed Consolidated Balance Sheets (In thousands - unaudited)

	September 30, 2009	December 31, 2008
ASSETS:
Cash and cash equivalents	$300,368	$326,121
Short-term investments	278,299	249,175
Accounts receivable, net	237,897	231,296
Other current assets, net	144,701	133,548
Total current assets	961,265	940,140

Long-term investments	511,701	275,585
Property and equipment, net	251,174	254,334
Goodwill and other intangible assets, net	1,128,830	1,174,726
Other long-term assets	61,004	49,521
Total assets	$2,913,974	$2,694,306

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$230,341	$242,222
Current portion of deferred revenues	495,193	488,695
Total current liabilities	725,534	730,917

Long-term portion of deferred revenues	60,741	44,780
Other liabilities	835	744

Stockholders' equity	2,126,864	1,917,865
Total liabilities and stockholders’ equity	$2,913,974	$2,694,306

CITRIX SYSTEMS, INC. Condensed Consolidated Statement of Cash Flows (In thousands - unaudited)

	Three Months Ended September 30, 2009	Nine Months Ended September 30, 2009
OPERATING ACTIVITIES	$53,423	$102,869
Net Income
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	34,086	102,323
Stock-based compensation expense	27,892	84,480
Provision for accounts receivable allowances	1,110	4,139
Other non-cash items	1,517	801
Total adjustments to reconcile net income to net cash Activities provided by operating activities	64,605	191,743

Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(12,784)	(7,238)
Prepaid expenses and other current assets	3,692	(26,087)
Other assets	(1,084)	(5,188)
Deferred tax assets, net	(1,259)	(135)
Accounts payable and accrued expenses	9,699	23,510
Deferred revenues	17,885	22,459
Other liabilities	(303)	128
Total changes in operating assets and liabilities, net of the effects of acquisitions	15,846	7,449
Net cash provided by operating activities	133,874	302,061

INVESTING ACTIVITIES
Purchases of available-for-sale investments, net of proceeds	(88,479)	(257,113)
Purchases of property and equipment	(16,636)	(56,800)
Purchases of other assets	-	(3,000)
Cash paid for acquisitions, net of cash acquired	(700)	(2,120)
Cash paid for licensing and core technology	(1,440)	(3,290)
Net cash used in investing activities	(107,255)	(322,323)

FINANCING ACTIVITIES
Proceeds from issuance of common stock under stock-based compensation plans	51,934	129,135
Excess tax benefit from exercise of stock options	4,045	6,943
Stock repurchases	(74,996)	(139,990)
Other	(95)	(95)
Net cash used by financing activities	(19,112)	(4,007)
Effect of exchange rate changes on cash and cash equivalents	(1,349)	(1,484)
Change in cash and cash equivalents	6,158	(25,753)
Cash and cash equivalents at beginning of period	294,210	326,121
Cash and cash equivalents at end of period	$300,368	$300,368

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures

(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call, slide presentation or webcast to the most directly comparable financial measure under accounting principles generally accepted in the United States ("GAAP"). These measures differ from GAAP in that they exclude amortization primarily related to business combinations, stock-based compensation expenses, charges associated with the Company’s restructuring program and the related tax effect of those items. The Company's basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the Company's performance and to evaluate and compensate the Company's executives. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company's historical and prospective financial performance. In addition, the Company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the Company's gross margins, operating expenses and net income and comparing the Company's financial performance to that of its peer companies and competitors.

Management typically excludes the amounts described above when evaluating the Company's operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company's operating performance due to the following factors:

  The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization, in-process research and development and certain stock-based compensation expenses and the related tax effects that are primarily related to business combinations, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company's operating results and underlying operational trends.
  Amortization costs and the related tax effects are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.
  Although stock-based compensation is an important aspect of the compensation of the Company's employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.
  The charges incurred in conjunction with the Company's restructuring program, which relate to reductions in headcount and exit costs associated with consolidating certain facilities, are not anticipated to be ongoing costs and, thus, are outside of the normal operations of the Company's business. The Company, therefore, believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends as compared to prior periods.

These non-GAAP financial measures are not prepared in accordance with GAAP and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company's liquidity. Furthermore, the Company in the future may exclude amortization and in-process research and development primarily related to new business combinations, additional charges related to its restructuring program and the related tax effects from financial measures that it releases, and the Company expects to continue to incur stock-based compensation expenses.

CITRIX SYSTEMS, INC. Non-GAAP Financial Measures Reconciliation (In thousands, except per share and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

	Three Months Ended September 30, 2009
GAAP operating margin	14.0%
Add: stock-based compensation	7.0%
Add: amortization of product related intangible assets	2.9%
Add: amortization of other intangible assets	1.2%
Add: restructuring charges	--*
Non-GAAP operating margin	25.1%

	Three Months Ended September 30,
	2009	2008
GAAP net income	$53,423	$49,149
Add: stock-based compensation	27,892	29,922
Add: amortization product related intangible assets	11,542	11,948
Add: amortization of other intangible assets	5,111	5,468
Add: restructuring charges	61	–
Less: tax effects related to above items	(17,727)	(16,901)
Non-GAAP net income	$80,302	$79,586

	Three Months Ended September 30,
	2009	2008
GAAP earnings per share – diluted	$0.29	$0.26
Add: stock-based compensation	0.15	0.16
Add: amortization of product related intangible assets	0.06	0.06
Add: amortization of other intangible assets	0.03	0.03
Add: restructuring charges	–*	–
Less: tax effects related to above items	(0.10)	(0.08)
Non-GAAP earnings per share – diluted	$0.43	$0.43

* rounds to zero

CONTACT:
Citrix Systems, Inc.
For media inquiries, contact:
Eric Armstrong, 954-267-2977
eric.armstrong@citrix.com
or
For investor inquiries, contact:
Eduardo Fleites, 954-229-5758
eduardo.fleites@citrix.com